            EXHIBIT 99.1

FORM OF PROXY

BIOCANCELL THERAPEUTICS INC.

Beck Science Center
8 Hartom St, Har Hotzvim
Jerusalem 97775 Israel

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Uri Danon and/or Jonathan Burgin, each separately, as Proxy, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of BioCancell Therapeutics Inc. held of record by the undersigned on              , at the Special General Meeting of Stockholders to be held on           or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

Company Details

Company Name: BioCancell Therapeutics, Inc.

Company Address: Beck Science Center, 3rd Floor, 8 Hartom St, Jerusalem 97775, Israel.

Company Number (Company Registrar): 560025744 - Company registered under the laws of the State of Delaware.

Time and Date of Meeting:                   at 11:00 am, Jerusalem time

Type of Meeting: Special General Meeting

Date of Record:

Stockholder Details:

Stockholder Name:

Israeli ID Number:

If stockholder does not hold an Israeli ID card:

Passport Number:

Issuing Country:

Valid Until:

If stockholder is a Company:

Company Number:

Country of Registration:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY.  PLEASE MARK YOUR VOTE IN BLACK INK AS SHOWN HERE: ☒

Vote
Agenda Item	For	Against	Abstain
1. Approval of the reincorporation merger pursuant to which BioCancell Therapeutics Inc. will become a wholly-owned subsidiary of BioCancell Ltd., an Israeli corporation.
2. Approval to adjourn or postpone the special general meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of approval of the reincorporation merger.

Validity of Proxy Card:

The proxy card of a stockholder not registered in the Company Stockholders Registry is valid provided together with proof of ownership and a power of attorney.
The proxy card of a stockholder registered in the Company Stockholders Registry is valid if provided together with a facsimile of the stockholder’s ID card, passport or certificate of incorporation.

The proof of ownership, power of attorney, ID card, passport or certificate of incorporation (as applicable) must be presented to the Company’s Secretary according to the details provided herein up to 72 hours before the vote.

______________                   ____________
Date                                           Signature

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.  WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH.  IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.  THE VOTE OF A STOCKHOLDER WHO DOES NOT COMPLETE ALL APPLICABLE SECTIONS OF THIS PROXY CARD, WILL NOT BE INCLUDED IN THE FINAL TALLY OF VOTES.